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                                                                    Exhibit 5(d)

                       INVESTMENT SUB-ADVISORY AGREEMENT

                                March 20, 1998


Warburg Pincus Asset Management, Inc.
466 Lexington Avenue
New York, New York 10017

Dear Sirs:

     WM Advisors, Inc. ("WM Advisors"), a corporation organized under the laws of the state of Washington, hereby agrees with Warburg Pincus Asset Management, Inc. (the "Sub-Advisor"), a corporation organized under the laws of the State of Delaware as follows:

     1. Investment Description; Appointment

     WM Trust II (the "Company"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts desires to employ the capital of the Company's International Growth Fund (the "Fund") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Master Trust Agreement, as amended, and in its Prospectus and Statement of Additional Information relating to the Fund as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Company. Copies of the Fund's Prospectus and Statement of Additional Information and the Company's Master Trust Agreement, as amended, have been or will be submitted to the Sub-Advisor. WM Advisors agrees to provide copies of all amendments to the Fund's Prospectus and Statement of Additional Information and the Company's Master Trust Agreement to the Sub-Advisor on an on-going basis. WM Advisors desires to employ and hereby appoints the Sub-Advisor to act as investment sub-adviser to the Fund. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

     2. Services as Investment Sub-Advisor

             (a) Subject to the supervision of the Board of Trustees of the Company and of WM Advisors, the Fund's investment adviser, the Sub-Advisor will (i) act in conformity with the Company's Master Trust Agreement, the Investment Company Act of 1940 (the "1940 Act"), the Investment Advisers Act of 1940 and the Internal Revenue Code of 1986, as the same may from time to time be amended (ii) make investment decisions for the Fund in accordance with the Fund's investment
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        objective(s) and policies as stated in the Fund's Prospectus and
        Statement of Additional Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time; (iii) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made; (iv) maintain books and records with respect to the securities transactions of the Fund and will furnish to the Company's Board of Trustees such periodic, regular and special reports as the Board may request; (v) treat confidentially and as proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders (other than information publicly available, otherwise legally in the hands of the Sub-Advisor or pertaining to mutual clients); and (vi) will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company or WM Advisors, which approval shall not be unreasonably withheld and, notwithstanding the foregoing, such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company or WM Advisors. In providing those services, the Sub-Advisor will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Sub-Advisor will furnish the Fund or WM Advisors with whatever statistical information the Fund or WM Advisors may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

             (b) WM Advisors agrees, on an ongoing basis, to notify the Sub-Advisor expressly in writing of each change in the fundamental and nonfundamental investment policies of the Fund.

             (c) WM Advisors agrees to provide the Sub-Advisor with such assistance as may be reasonably requested by the Sub-Advisor in connection with its activities pertaining to the Fund under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

             (d) In fulfilling its obligations hereunder, the Sub-Advisor shall be entitled to rely on and act in accordance with, and WM Advisors agrees to hold the Sub-Advisor harmless for any act or omission taken in good faith in reliance on, information and instructions, which may be standing instructions, provided to the Sub-Advisor by WM Advisors, the Company's administrator, or other agent of WM Advisors designated by WM Advisors. Such information and instructions shall be conveyed to the Sub-Advisor in a timely manner so as to permit the Sub-Advisor to take such action as may be required in an orderly fashion. WM Advisors agrees to provide or cause to be provided to the Sub-Advisor on an ongoing basis, such

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        information as is reasonably requested by the Sub-Advisor for performance by the Sub-Advisor of its obligations under this Agreement, and the Sub-Advisor shall not be in breach of any term of this Agreement or be deemed to have acted negligently if WM Advisors fails to provide or cause to be provided such information and the Sub-Advisor relies on the information most recently furnished to the Sub-Advisor. WM Advisors will promptly provide the Sub-Advisor with any procedures applicable to the Sub-Advisor adopted from time to time by the Board of Trustees of the Company and agrees to promptly provide the Sub-Advisor copies of all amendments thereto.

     3. Brokerage

             (a) In executing transactions for the Fund and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions in a manner permitted by law and in a manner that is in the best interest of the Fund and its shareholders. In assessing the best overall terms available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Pursuant to its investment determinations for the Fund, in placing orders with brokers and dealers, the Sub-Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services.

             (b) In selecting brokers or dealers to execute a particular transaction, and in evaluating the best price and execution available, the Sub-Advisor is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) provided to the Sub-Advisor or any affiliated person of the Sub-Advisor. Subject to the requirements of Section 17(e) of the 1940 Act, the Sub-Advisor is specifically authorized to select an affiliated person of the Sub-Advisor to execute brokerage, but in no event principal, transactions for the Fund. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold in order to obtain the most favorable execution and/or lower brokerage commissions, if any, and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary

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     obligation over time to the Fund and to such other clients. Furthermore, WM
     Advisors recognizes that the Sub-Advisor may give advice, and take action, with respect to its other clients that may differ from the advice given, or the time or nature of action taken, with respect to the Fund.

     4. Information Provided to the Company

     The Sub-Advisor will keep the Company and WM Advisors informed of developments materially affecting the Fund, and will on its own initiative, furnish the Company and WM Advisors on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose.

     5. Standard of Care

     The Sub-Advisor shall exercise its best judgment in rendering its services under this agreement. Except as may otherwise be provided by federal or state securities laws and in Section 11 hereof, the Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     6. Compensation

     In consideration of the services rendered pursuant to this Agreement, WM Advisors will pay the Sub-Advisor on the first business day of each month a fee for the previous month at the annual rate of 0.50% of the Fund's average daily net assets. The Sub-Advisor shall have no right to obtain compensation directly from the Fund or the Company for services provided hereunder and agrees to look solely to WM Advisors for payment of fees due. Upon any termination of this Agreement before the end of a month, the fee for such month shall be prorated according to the proportion that the period prior to such termination bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purposes of determining fees payable to the Sub-Advisor, the value of the net assets of the Fund shall be computed at the times and in the manner specified in the Prospectus or Statement of Additional Information relating to the Fund as from time to time in effect.

     Notwithstanding the foregoing, in the event that any reduction in the fees paid to WM Advisors under the Advisory Agreement shall be required as a result of any statutory or regulatory limitation on investment company expenses, there shall be a proportionate reduction in the fee payable to the Sub-Advisor hereunder; provided that the Sub-Advisor will never be required to pay more than the amount of fees it receives.

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     7. Expenses

     The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Company will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Company who are not officers, directors or employees of the Sub-Advisor, WM Advisors, the Fund's sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Company's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Company's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Company; and any extraordinary expenses. In addition, the Fund pays a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the 1940 Act.

     8. Services to Other Companies or Accounts

     WM Advisors understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and WM Advisors one has no objection to Sub-Advisor so acting, providing that companies whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable over time to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner over time. WM Advisors recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Fund. In addition, WM Advisors understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     9. Term of Agreement

     This Agreement shall become effective as of the date first written above and shall continue for a one-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Company or (ii)

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a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by WM Advisors, the Board of Trustees of the Company or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Sub-Advisor and, will terminate automatically upon any termination of the advisory agreement between the Company and WM Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). The Sub-Advisor agrees to notify WM Advisors of any circumstances that might result in this Agreement being deemed to be assigned.

     10.  Representations of the Company and the Sub-Advisor

     WM Advisors represents that (a) a copy of the Company's Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (b) the appointment of the Sub-Advisor has been duly authorized, (c) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws, and (d) it is authorized to perform the services herein.

     The Sub-Advisor represents that it is authorized to perform the services described herein.

     11.  Indemnifications

             (a) WM Advisors shall indemnify the Sub-Advisor and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Sub-Advisor Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgements, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Sub-Advisor or Sub-Advisor Related Persons arising from or in connection with this Agreement or the performance by the Sub-Advisor or Sub-Advisor Related Persons of its or their duties hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Company's registration statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon written information furnished to WM Advisors by the Sub-Advisor or a Sub-Advisor Related Person; except to the extent any such Losses result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Sub-Advisor or a Sub-Advisor Related Person in the performance of any of its duties under, or in connection with, this Agreement.

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             (b) The Sub-Advisor shall indemnify WM Advisors and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "WM Advisors Related Persons") to the fullest extent permitted by law against any and all Losses incurred by WM Advisors or WM Advisors Related Persons arising from or in connection with this Agreement or the performance by WM Advisors or WM Advisors
     Related Persons of its or their duties hereunder so long as such Losses arise out of the Sub-Advisor's failure to perform its responsibilities to WM Advisors, the Fund or the Company hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Company's registration statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission was based on information provided by the Sub-Advisor or a Sub-Advisor Related Person unless such statement or omission was made in reliance upon written information furnished to the Sub-Advisor or Sub-Advisor Related Person by WM Advisors or a WM Advisors Related Person; and except to the extent any such Losses result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of WM Advisors or a WM Advisors Related Person in the performance of any of its duties under, or in connection with, this Agreement.

             (c) The indemnifications provided in this Section 11 shall survive the termination of this Agreement.

     12.  Amendment of this Agreement

        No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.


     13.  Use Of Names

             (a) It is understood that the name "Warburg Pincus Asset Management, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates and that the Company and/or the Fund have the right to use such name (or derivative or logo) in offering materials of the Company and/or Fund only with the prior written approval of the Sub-Advisor and for so long as the Sub-Advisor is an investment sub-adviser to the Company and/or the Fund; provided that the Company and the Fund may use such name (or derivative or logo)

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     without such prior written approval in offering materials of the Company to the extent that (i) such materials simply list the Sub-Advisor as the Sub-Advisor to the Fund as part of a listing of the investment sub-advisers to the series or portfolios of the Company with a brief description of the Sub-Advisor's experience and duties hereunder; (ii) such materials include such name (or derivative or logo) and any related information that has been previously approved by the Sub-Advisor or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Company's registration statement; or (iii) such materials are intended for broker-dealer use only, for use by the Company's Trustees, or for internal use by the Company and WM Advisors. Such prior written approval of the Sub-Advisor shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Company, the Fund or WM Advisors within three business days after the request is made by the Company, the Fund or WM Advisors for such use. Upon termination of this Agreement, the Company and the Fund shall forthwith cease to use such name (or derivative or logo) as soon as reasonably practicable.

             (b) It is understood that the names "WM Trust II," and "WM Advisors, Inc." or any derivatives thereof or logos associated with such names is the valuable property of the Company and/or WM Advisors and their affiliates and that the Sub-Advisor or its affiliates have the right to use such names (or derivatives or logos) in marketing materials of the Sub-Advisor or its affiliates only with the prior written approval of WM Advisors or the Company, as applicable, and for so long as the Sub-Advisor is an investment sub-adviser to the Company and/or the Fund; provided that the Sub-Advisor or its affiliates may use such names (or derivatives or logos) without such prior written approval in marketing materials of the Sub-Advisor or its affiliates to the extent that (i) such materials simply list the Company or the Fund as part of a listing of the investment companies advised by the Sub-Advisor or its affiliates with a brief description of the Company or the Fund; (ii) such materials include such names (or derivatives or logos) and any related information that has been previously approved by the Company or WM Advisors, as applicable, or that is required to be disclosed by applicable law or regulation, such as information disclosed in the Form ADV or Form BD of the Sub-Advisor or its affiliates; or (iii) such materials are intended for broker-dealer use only or for internal use by the Sub-Advisor. Such prior written approval of WM Advisors or the Company, as applicable, shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Sub-Advisor within three business days after the request is made by the Sub-Advisor for such use. Upon termination of this Agreement, the Sub-Advisor and its affiliates shall forthwith cease to use such names (or derivatives or logos) as soon as reasonably practicable.

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     14.  Entire Agreement

        This Agreement constitutes the entire agreement between the parties hereto.

     15.  Governing Law

        This Agreement shall be governed in accordance with the laws of The Commonwealth of Massachusetts.


     If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                         Very truly yours,


                         WM ADVISORS, INC.


                         By /s/ William G. Papesh
                            --------------------------------------
                            Name: William G. Papesh
                            Title: President


Accepted as of the date
first written above:

WARBURG PINCUS ASSET MANAGEMENT, INC.



By /s/ Janna Manes
   -------------------------------------
   Name:  Janna Manes
   Title: Vice President

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